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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 23, 1997


                          The Williams Companies, Inc.
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             (Exact name of registrant as specified in its charter)



   Delaware                          1-4174                     73-0569878
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(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)



One Williams Center, Tulsa, Oklahoma                                       74172
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: 918/588-2000



                               Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.    Other Events.

           The Williams Companies, Inc. (the "Company") has entered into an Agreement and Plan of Merger, dated November 23, 1997, among the Company, TML Acquisition Corp., a wholly owned subsidiary of the Company, and MAPCO Inc. ("MAPCO"), providing for the Company to acquire MAPCO in a non-taxable stock-for-stock transaction. The Company and MAPCO have agreed to exchange a fixed ratio of .8325 of a current share of the Company's common stock for each share of MAPCO common stock.

           The Company and MAPCO intend to file a joint proxy statement with the Securities and Exchange Commission in the near future. Shareholders of the Company and MAPCO will vote on the transaction at shareholder meetings expected to be held during the first quarter of 1998. The transaction, intended to be a "pooling of interests" for accounting purposes, is subject to review under federal antitrust laws, to the consent of MAPCO's joint venture partner in the Discovery Project and to certain other conditions.

Item 7. Financial Statements and Exhibits.

           The Company files the following exhibits as part of this Report:

           Exhibit 2. Agreement and Plan of Merger among The Williams Companies, Inc, TML Acquisition Corp., and MAPCO Inc., dated November 23, 1997

           Exhibit 99.1 Copy of the Company's press release, dated November 24, 1997, publicly announcing the actions reported herein.





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           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         THE WILLIAMS COMPANIES, INC.



                                          /s/ WILLIAM G. VON GLAHN
Date: November 26, 1997                  -------------------------------
                                         Name: William G. von Glahn
                                         Title: Senior Vice President
                                                   and General Counsel





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                              INDEX TO EXHIBITS


EXHIBIT NUMBER            DESCRIPTION
--------------            -----------


  Exhibit 2. Agreement and Plan of Merger among The Williams Companies, Inc, TML Acquisition Corp., and MAPCO Inc., dated November 23, 1997

  Exhibit 99.1 Copy of the Company's press release, dated November 24, 1997, publicly announcing the actions reported herein.